CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark L. Lana, Chief Executive Officer, Treasurer, and director of HS3 Technologies Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of HS3 Technologies Inc. for the year ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HS3 Technologies Inc.

Dated: September 18, 2009

/s/ Mark Lana
Mark L. Lana
Chief Executive Officer, Treasurer, and Director
(Principal Financial Officer)
HS3 Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to HS3 Technologies Inc. and will be retained by HS3 Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.